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                                                                   EXHIBIT 99(b)


                              TROY HILL BANCORP, INC.
                                  REVOCABLE PROXY
                          SPECIAL MEETING OF STOCKHOLDERS
                              ______________ ___, 1997

            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

    The undersigned, as a holder of Common Stock of Troy Hill Bancorp, Inc. ("THB"), hereby appoints the Board of Directors of the Company or any successors thereto as Proxies, with full powers of substitution, to represent and to vote as designated on the reverse of this card all of the shares of Common Stock of THB which the undersigned is entitled to vote at the Special Meeting of Stockholders to be held at the Holiday Inn located at 4859 McKnight Road, Pittsburgh, Pennsylvania, on ________ __, 1997 at __:__ _.m., Eastern Time, or any adjournment thereof.

    THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED.

    SHARES OF COMMON STOCK OF THB WILL BE VOTED AS SPECIFIED. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL TO ADOPT AN AGREEMENT AND PLAN OF REORGANIZATION, DATED AS OF SEPTEMBER 16, 1996, BY AND BETWEEN PENNFIRST BANCORP, INC. AND THB, AND A RELATED AGREEMENT OF MERGER. IF ANY OTHER MATTER IS PROPERLY PRESENTED AT THE SPECIAL MEETING OF STOCKHOLDERS, THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS APPOINTED AS PROXIES.

            IMPORTANT:  PLEASE DATE AND SIGN THE PROXY ON REVERSE SIDE.

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             PLEASE MARK YOUR CHOICE LIKE THIS [X] IN BLUE OR BLACK INK

                                                           I plan to attend
                                                           the meeting
                                                                   / /

Proposal to adopt an Agreement and Plan of Reorganization, dated as of September 16, 1996, by and between PennFirst Bancorp, Inc. ("PennFirst") and THB, and a related Agreement of Merger (together, the "Merger Agreement"), pursuant to which (i) THB will be merged into PennFirst (the "Merger"), with PennFirst as the surviving corporation of the Merger; and (ii) each share of common stock of THB, par value $.01 per share ("THB Common Stock"), outstanding immediately prior to consummation of the Merger (other than shares as to which dissenters' rights have been asserted and duly perfected in accordance with Pennsylvania law and shares held by PennFirst, THB or any of their respective subsidiaries) shall be converted into and represent the right to receive either (i) $21.15 in cash or (ii) a number of shares of PennFirst common stock, par value $.01 per share ("PennFirst Common Stock"), with a value equal to $21.15, as determined by applying a formula (the "Exchange Ratio") set forth in the Merger Agreement and based on the average market price ("Average Share Price") of PennFirst Common Stock over the 20 trading day period ending on the date PennFirst and THB receive all requisite regulatory approvals and satisfy all applicable waiting periods related to the Merger.


                        FOR     AGAINST    ABSTAIN
                        / /       / /        / /

    THE BOARD OF DIRECTORS OF THB RECOMMENDS A VOTE FOR APPROVAL OF THE MERGER AGREEMENT. SUCH VOTES ARE HEREBY SOLICITED BY THE BOARD OF DIRECTORS.


                                        Dated: ________________________, 1997

                                        Signature ___________________________

                                        Signature ___________________________
                                                      (print name)

                                        IMPORTANT:  Please sign your name
                                        exactly as it appears hereon.  When
                                        shares are held as joint tenants,
                                        either may sign.  When signing as an
                                        attorney, executor, administrator,
                                        trustee or guardian, add such title
                                        to your signature.

                                        NOTE:  If you receive more than one
                                        proxy card, please date and sign
                                        each card and return all proxy cards
                                        in the enclosed envelope.